SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
PEERLESS MFG. CO.
(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fees (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PEERLESS MFG. CO.
2819 Walnut Hill Lane
Dallas, Texas 75229

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 16, 2006

     The 2006 Annual Meeting of Shareholders of Peerless Mfg. Co. (the “Company”) will be held on November 16, 2006, beginning at 10:00 a.m. at our corporate offices located at 2819 Walnut Hill Lane, Dallas, Texas 75229 (the “Annual Meeting”). The Annual Meeting will be held for the following purposes:
•	to elect four directors, one to serve until the 2007 Annual Meeting of Shareholders, one to serve until the 2008 Annual Meeting of Shareholders and two to serve until the 2009 Annual Meeting of Shareholders;

•	to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2007; and

•	to transact such other business as may properly come before the Annual Meeting.
     Information concerning the matters to be voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. If you were a shareholder at the close of business on October 18, 2006, you are entitled to notice of, and to vote at, the Annual Meeting. Also enclosed is the Company’s Annual Report for fiscal year 2006.
     You are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our shareholders at the meeting and respectfully request that you complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid self-addressed envelope. We look forward to hearing from you.

By Order of the Board of Directors,
/s/ Katherine S. Frazier
Katherine S. Frazier
Secretary

Dallas, Texas
October 25, 2006
YOUR VOTE IS IMPORTANT
Please vote early, even if you plan to attend the Annual Meeting

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
CORPORATE GOVERNANCE
BOARD MEETINGS, COMMITTEES AND COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCK PERFORMANCE GRAPH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
OTHER MATTERS
PEERLESS MFG. CO. PROXY ANNUAL MEETING OF SHAREHOLDERS November 16, 2006

Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229

PROXY STATEMENT

     The Company is furnishing you with this proxy statement on behalf of its Board of Directors to solicit proxies for the 2006 Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting. On or about October 25, 2006, we will begin mailing this proxy statement and accompanying proxy card to each holder of record of our common stock as of the close of business on October 18, 2006. We prepare a proxy statement each year to inform our shareholders as to when and where we will hold our annual shareholders meeting. This proxy statement includes information about the matters that will be discussed and voted on at the Annual Meeting and provides you with updated information about the Company.
     All holders of record of the Company’s common stock at the close of business on October 18, 2006 are entitled to vote on matters presented at the Annual Meeting. Each holder of record on that date is entitled to one vote for each share of common stock held. As of October 18, 2006, there were 3,161,209 shares of our common stock outstanding. The holders of a majority, or 1,580,605 shares of our common stock entitled to vote at the Annual Meeting, must be represented at the Annual Meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice of Annual Meeting of Shareholders. If holders of fewer than 1,580,605 shares are present at the Annual Meeting, we will adjourn and reschedule the Annual Meeting until a quorum is present.
     In addition to voting in person at the Annual Meeting, you may vote by completing the enclosed proxy card. If you do not plan to attend the Annual Meeting in person, please sign, date and return the card in the enclosed postage-paid envelope. We encourage you to vote promptly by returning the proxy card even if you plan to attend the Annual Meeting in person. If your shares are held in a brokerage account, you may receive different voting instructions from your broker.
     If a shareholder has specified how a proxy is to be voted, it will be voted accordingly. If no specific direction is given on the proxy card, the shares represented by the proxy will be voted:
•	FOR the election of each of the four director nominees;

•	FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2007; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.
     You may change your vote on a proposal at any time before or at the Annual Meeting for any reason. To revoke your proxy before the Annual Meeting, please sign and mail a written notice or a new proxy bearing a date after the date of the proxy being revoked to the Company’s Secretary at 2819 Walnut Hill Lane, Dallas, Texas 75229. You may also change your vote by attending the Annual Meeting and voting in person.

     Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the four nominees who receive the highest number of properly executed votes will be elected as directors. Each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee. Votes may be cast in favor of, or withheld from, any director nominee. Votes that are withheld from a director nominee will not affect the outcome of the vote.
     The persons nominated for election to our Board have agreed to stand for election. However, should a nominee become unable or unwilling to accept nomination or election, the shares of common stock voted for that nominee by proxy will be voted for the election of a substitute nominee designated by the Board. Our Board has no reason to believe that the nominees will be unable or unwilling to serve if elected, and, to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists, but will have no effect on the outcome of the election of our directors. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
     Any shareholder that is present at the Annual Meeting, either in person or by proxy, but who abstains from voting, will be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the nominees for director or the ratification of our independent registered public accounting firm.
     We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to the beneficial owners of our common stock. Our officers and employees may also solicit proxies by telephone or otherwise, but will not receive additional compensation for these activities. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the proxy materials to the beneficial owners of our common stock. We may also reimburse them for reasonable out-of-pocket expenses they incur in connection with these services.
     We will announce the voting results at the Annual Meeting and will report the results in our Quarterly Report on Form 10-Q for the quarter ending on December 31, 2006. We will file that report with the SEC by mid-February 2007. You may obtain a copy of this Form 10-Q by contacting our Investor Relations office at (214) 353-5589 or the SEC at (800) SEC-0330 or by visiting the SEC website at www.sec.gov or the “SEC Filings” page of the “Investor Relations” section of our website at www.peerlessmfg.com. The information on our website is not part of this proxy statement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     At the Annual Meeting, four directors will be elected. Our Bylaws provide that the number of directors shall not be less than five nor more than ten, as determined from time to time by our Board. The Board currently consists of seven directors. The Board is divided into three classes with each class serving three-year terms. The term of one class expires at each annual meeting of shareholders of the Company. The term of our Class III directors, Sherrill Stone and Peter J. Burlage, expires at the Annual Meeting.
     On May 17, 2006, our Board increased the number of directors from five to seven, and appointed Kenneth R. Hanks as a Class I director and Howard G. Westerman, Jr. as a Class II director to fill the vacancies created by the increase. Mr. Hanks and Mr. Westerman were recommended to the Nominating Committee by R. Clayton Mulford, the Chair of the Nominating Committee, and Sherrill Stone, the Chairman of the Board, both of which are currently non-employee directors of the Company. Pursuant to the Company’s Bylaws, each of Mr. Hanks and Mr. Westerman will stand for election at the Annual Meeting and, if elected, will serve the remaining portion of the three-year term for his class of directors.
     Our Board has nominated:
•	Mr. Hanks for election as a Class I Director to serve until the 2007 Annual Meeting of Shareholders;

•	Mr. Westerman for election as a Class II Director to serve until the 2008 Annual Meeting of Shareholders; and

•	Mr. Stone and Mr. Burlage for election as Class III directors to serve until the 2009 Annual Meeting of Shareholders.

The Board recommends a vote “For” election of each of the nominees.
     In May 2006, each of Bernard S. Lee and Joseph V. Mariner, Jr. notified the Board that he intends to retire as a director following the November 2006 Board meeting, which will be held immediately after the Annual Meeting. Under SEC and stock exchange rules, the Company is required to have an audit committee comprised of three independent directors. In order to permit the Company to continue to meet this requirement, Dr. Lee has agreed to remain as a member of the Board and the Audit Committee until a suitable director candidate is identified and appointed by the Board. The Nominating Committee is actively conducting a search for candidates to fill one or both of the vacancies that will be created by the retirements of Dr. Lee and Mr. Mariner.
Nominees to be elected at this Annual Meeting
     Sherrill Stone, age 70, has served as Chairman of the Board of the Company since 1993 and as a director of the Company since 1986. Mr. Stone served as our Chief Executive Officer from 1993 to June 2006 and as our President from 1986 through 2002 and from 2003 to June 2006.
     Peter J. Burlage, age 42, joined the Company in 1992. Mr. Burlage was promoted to Chief Executive Officer effective as of June 30, 2006. Previously, Mr. Burlage served as our Executive Vice President and Chief Operating Officer from October 2005 to June 2006 and as Vice President of our Environmental Systems business from January 2001 to October 2005. Mr. Burlage also served as our SCR Division Manager from 1997 to 2000 and Vice President of Engineering from 2000 to 2001.

     Kenneth R. Hanks, age 52, has been a director of the Company since May 2006. Mr. Hanks has served as Chief Financial Officer and Treasurer of SWS Group, Inc., a financial services company, since 2002 and has served as Executive Vice President of SWS Group since 1996. He previously served as Chief Operating Officer of SWS Group from 1998 to 2002. Mr. Hanks also served as Chief Financial Officer of Southwest Securities, Inc., SWS Group’s primary operating subsidiary, from 1996 to 1998 and has been a director of Southwest Securities, Inc. since June 1997. Mr. Hanks also serves as an arbitrator with the NASD and formerly served as a member of the NASD’s District 6 Business Conduct Committee.
     Howard G. Westerman, Jr., age 53, has been a director of the Company since May 2006. Mr. Westerman has served as Chairman and Chief Executive Officer of J-W Operating Company, an energy development and services company, since 1999. Mr. Westerman has been employed by J-W Operating Company since 1978.
Director Whose Term Expires at the Annual Meeting in 2007
     R. Clayton Mulford, age 50, has been a director of the Company since January 2002. An attorney, Mr. Mulford has been a partner in the Dallas office of Jones Day since January 2004. Previously, Mr. Mulford was a partner and member of the Executive Committee of Hughes & Luce, LLP. Mr. Mulford previously served as lead corporate legal counsel to us for a number of years.
Director Whose Term Expires at the Annual Meeting in 2008
     Bernard S. Lee, age 70, has been a director of the Company since 1982. Dr. Lee, who is retired, is a former President of Institute of Gas Technology. As noted above, Dr. Lee has informed the Board that he intends to retire from the Board when a suitable director candidate is appointed to the Board and the Audit Committee.
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT ACCOUNTANTS
     Grant Thornton LLP served as the Company’s independent registered public accounting firm for fiscal year 2006 and has reported on our financial statements. The Audit Committee of the Board has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2007 and recommends that the shareholders ratify this selection.
     Shareholder ratification is not required for the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2007. The Audit Committee has the responsibility of selecting our independent registered accounting firm. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which will be taken into consideration in future deliberations.
     Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board recommends a vote “For” Proposal 2.

CORPORATE GOVERNANCE
General
     The Company has established corporate governance practices designed to serve the best interests of the Company and its shareholders. In this regard, the Company has, among other things, adopted:
•	a corporate code of conduct and ethics applicable to all of the Company’s directors, officers and employees;

•	a policy for the treatment of complaints regarding accounting matters, internal accounting controls or auditing matters;

•	a policy regarding shareholder communications with the Board, Board committees and individual directors;

•	a policy regarding director nominations;

•	a policy regarding director candidate recommendations by shareholders; and

•	written charters for its Audit Committee, Compensation Committee and Nominating Committee.
     The Company’s corporate code of conduct and ethics, various policies and committee charters are available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com. Copies of these documents are also available upon written request to the Company’s Secretary. The Company will post information regarding any amendments to, or waivers of, any provisions of its corporate code of conduct and ethics on the “Corporate Governance” page of the “Investor Relations” section of its website.
     The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area.
Director Independence
     As part of the Company’s corporate governance practices, the Board has established a policy requiring a majority of the members of the Board to be independent. The Board has determined that each of Mr. Hanks, Dr. Lee, Mr. Mariner, Mr. Mulford and Mr. Westerman is independent of the Company and its management within the meaning of the NASDAQ listing requirements.
Board Composition and Director Qualifications
     The Nominating Committee of the Board periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Nominating Committee will review and assess potential candidates. The Nominating Committee uses various methods for identifying candidates for director. Candidates may be recommended by Board members, management, shareholders, or professional search firms. Generally, director candidates should:
•	have exemplary character and integrity and be willing to work constructively with others;

•	have sufficient time to devote to Board meetings and consultation on Board matters;

•	be free of conflicts of interest that violate applicable law or interfere with director performance;

•	have the capacity and desire to represent the interests of our shareholders as a whole;

•	have the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, marketing, management, law, academia, strategic planning, technology, investor relations, executive leadership development and executive compensation;

•	be accomplished in their respective fields with superior credentials and recognition;

•	have prior experience in service as a senior officer, director or trusted advisor to senior management of a publicly held company or a company similarly situated to the Company; and

•	have knowledge of the critical aspects of the Company’s business and operations.
     The director qualifications described above are general in nature and are intended to provide a flexible guideline for the effective functioning of the Company’s director nomination process. These qualifications may be modified or amended from time to time by the Board as it deems appropriate.
Director Candidate Recommendations by Shareholders
     In addition to recommendations from Board members, management or professional search firms, the Nominating Committee will consider director candidates submitted for consideration by shareholders. The Nominating Committee will evaluate any director candidates recommended by a shareholder according to the same criteria as a candidate identified by the Nominating Committee. Shareholders must submit their director recommendations to the Nominating Committee in care of the Company’s Chairman of the Board in writing not less than 120 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the prior year’s annual meeting of shareholders. Shareholder nominations must be delivered to:
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Chairman of the Board
Director Candidate Submission
     Director candidate nominations submitted by shareholders must include the following information:
•	the name and address of the recommending shareholder;

•	the number of shares of Company common stock beneficially owned by the recommending shareholder and the dates the shares were purchased;

•	the name, age, business address and residence of the candidate;

•	the principal occupation or employment of the candidate for the past five years;

•	a description of the candidate’s qualifications to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under NASDAQ listing requirements;

•	the number of shares of Company common stock beneficially owned by the candidate; and

•	a description of any arrangements or understandings between the recommending shareholder and the candidate or any other person pursuant to which the recommending shareholder is making the recommendation.
     In addition, the recommending shareholder and the candidate must submit a signed statement agreeing and acknowledging that:
•	the candidate consents to being a director candidate and, if nominated and elected, will serve as a director representing the Company and its shareholders in accordance with the Company’s Articles of Incorporation, Bylaws, corporate governance codes and policies and other applicable laws;

•	the candidate, if elected, will comply with the Company’s policies and procedures and all rules and regulations applicable to the Board or individual directors; and

•	the recommending shareholder and the candidate will promptly provide any additional information requested by the Nominating Committee and/or the Board to assist in the evaluation of the candidate including, without limitation, a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Nominating Committee.
Communications with the Board
     Shareholders may communicate with the Board, any committee of the Board, the independent or non-management directors, each as a group, or with any individual director by submitting communications in writing to the Company’s Chairman of the Board. All communications must identify the author and state that the author is a shareholder of the Company. Shareholder communications should be mailed to the following address in an envelope that clearly indicates the intended recipients:
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Chairman of the Board
Shareholder Communication

BOARD MEETINGS, COMMITTEES AND COMPENSATION
Board Meetings
     Our business is managed under the direction of our Board. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met nine times during fiscal year 2006. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served. We have not adopted a formal policy on director attendance at Board or shareholder meetings because the Board believes that high standards of director attendance, preparedness and active participation have been encouraged and adhered to by the current Board. The Board will continue to monitor director attendance and will formally adopt a policy if it deems appropriate. All of the directors attended the 2005 Annual Meeting of Shareholders.
Board Committees
     Standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee. The independent members of the Board, as a whole, perform the functions customarily attributed to a corporate governance committee. Committee members are appointed annually by the Board and serve until their successors are appointed and qualified or until their earlier resignation or removal.
     Audit Committee. The Audit Committee presently consists of Dr. Lee (Chair), Mr. Hanks, Mr. Mariner and Mr. Westerman. Mr. Hanks and Mr. Westerman were appointed to the Audit Committee in July 2006. The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities and duties of the Audit Committee include:
•	appointing, terminating, compensating and overseeing the work of the Company’s independent registered public accounting firm;

•	pre-approving all audit, review and permitted non-audit services provided by the Company’s independent registered public accounting firm;

•	evaluating the independence of the Company’s independent registered public accounting firm;

•	reviewing external and internal audit reports and management’s responses thereto;

•	overseeing the integrity of the audit process, financial reporting process, system of internal accounting controls and financial statements of the Company;

•	reviewing annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC;

•	reviewing and discussing with management the Company’s earnings releases;

•	providing the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company;

•	overseeing the receipt, investigation, resolution, and retention of all complaints submitted under the Company’s “whistleblower” policy;

•	preparing the Audit Committee report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.
     The Audit Committee met six times in fiscal year 2006. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that all of the members of the Audit Committee are “independent” as defined by the rules of the NASD. The Board has also determined that all of the members of the Audit Committee meet the requirements of an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board has determined that all of the members of the Audit Committee satisfy the SEC requirements relating to independence of audit committee members.
     Compensation Committee. The Compensation Committee presently consists of Mr. Mariner (Chair), Mr. Hanks, Dr. Lee, Mr. Mulford and Mr. Westerman. Mr. Hanks and Mr. Westerman were appointed to the Compensation Committee in July 2006. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating our executive officers and the Board. The responsibilities and duties of the Compensation Committee include:
•	determining the compensation for the Company’s executive officers, including our Chief Executive Officer;

•	assisting in developing and reviewing the annual performance goals and objectives of our executive officers, including our Chief Executive Officer;

•	assessing the adequacy and competitiveness of our executive compensation program;

•	administering our incentive compensation program and other equity-based compensation plans;

•	reviewing and recommending compensation for our outside directors;

•	preparing the Compensation Committee report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Compensation Committee charter on an annual basis.
     The Compensation Committee met two times in fiscal year 2006. Each of the members of the Compensation Committee is independent under the NASDAQ listing requirements.
     Nominating Committee. The Nominating Committee presently consists of Mr. Mulford (Chair), Mr. Hanks, Dr. Lee, Mr. Mariner and Mr. Westerman. Mr. Hanks and Mr. Westerman were appointed to the Nominating Committee in July 2006. The responsibilities and duties of the Nominating Committee include:
•	assisting the Board in developing qualifications for Board membership;

•	identifying qualified candidates for Board membership;

•	assessing the size and composition of the Board and its committees and identifying qualities, skills and areas of expertise that will help strengthen and balance the Board;

•	assisting the Board in establishing policies and procedures for submission of director candidates by shareholders;

•	assisting the Board in determining membership on Board committees;

•	assisting the Board with performance evaluations of the Board and its committees and, upon request of the Board, our executive officers; and

•	reviewing the adequacy of the Nominating Committee charter on an annual basis.
     The Nominating Committee met one time in fiscal year 2006. Each of the members of the Nominating Committee is independent under the NASDAQ listing requirements.
Director Compensation
     Cash Compensation. Non-employee directors are paid $1,875 per quarter, plus $1,000 for each scheduled and special Board meeting and committee meeting they attend. Non-employee committee chairmen are paid an additional $500 for each committee meeting they attend.
     Stock-Based Compensation. The Company grants options to purchase 1,000 shares of its common stock to each non-employee director on the date of the annual meeting of shareholders for the director’s service in the prior year. During fiscal year 2006, an aggregate of 4,000 options were granted to non-employee directors, all of which were immediately exercisable. Mr. Stone and Mr. Burlage did not receive compensation for serving on the Board during fiscal year 2006.

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee is currently comprised of five directors, all of which have been determined by the Board of Directors of the Company (the “Board”) to be independent pursuant to the listing standards of the NASDAQ Global Market, the exchange on which the Company’s Common Stock is traded. Two members of the Compensation Committee, Kenneth R. Hanks and Howard G. Westerman, Jr., joined the Compensation Committee in July 2006, and as a result did not participate in the Compensation Committee’s deliberations regarding compensation of the Company’s executive officers for the fiscal year ended June 30, 2006. The Compensation Committee operates under a written charter adopted by the Board.
General Compensation Policy
     The Board and the Compensation Committee believe that the Company’s success requires an experienced and highly motivated professional staff. Therefore, the Company’s compensation program is primarily designed to attract and retain highly capable executive officers and key employees, motivate these individuals to achieve the Company’s strategic financial and operational objectives and reward performance that meets the objectives established by the Board.
     The Company’s executive compensation program combines base salary, annual bonus and the equity compensation program to attract and retain executives. The Compensation Committee is responsible for setting the annual base compensation and target bonus levels and administering the equity compensation programs for our employees, including our executive officers. Its recommendations are subject to final approval by the Board of Directors.
     The Compensation Committee believes that the key to a successful executive compensation program is in setting aggressive business goals by integrating the program with annual and strategic planning and evaluation processes and by comparing results against industry performance levels. The Compensation Committee takes into account achievements of the Company during the past fiscal year, as well as the individual achievements of various business units and divisions, in making executive compensation determinations.
     In addition, the Compensation Committee recognizes that the Company competes in a competitive environment, and executive compensation therefore must also take into account the Company’s performance as compared to that of other companies in its industry or in similar industries. The Compensation Committee also evaluates on an annual basis the Company’s corporate performance, revenues and stock performance compared to a broader group of companies, such as the Standard & Poor’s 500.
Annual Base Compensation
     Annual base compensation awarded in any particular fiscal year to each executive officer is based upon the following factors: corporate performance during the prior year, performance of the division for which the officer is responsible, and a more subjective evaluation of each of the officer’s individual performance.
     The evaluation of corporate performance is directly linked to profitability during the period, and therefore is based upon the value of the Company’s common stock. In making this evaluation, the Compensation Committee reviews the Company’s percentage growth in earnings per share over the prior year and its overall return on equity for that period. The Compensation Committee believes that these two factors are the primary determinants of stock price over time. The Compensation Committee also reviews the profit performance of the individual divisions for which the officer is responsible. In addition, the Compensation Committee determines the individual rating for each officer, which is based upon such qualitative factors as the achievement of certain financial objectives and specific organizational and management goals for that officer.
     Annual base compensation for the Company’s Chief Executive Officer and Chief Financial Officer is determined in the same manner as for other officers, except that the Compensation Committee does not review or evaluate any particular division’s performance, but rather, looks to the Company as a whole in determining corporate performance relevant to these officers’ compensation.
Annual Bonus Plan
     The Company has an incentive bonus plan pursuant to which certain key employees, including the named executive officers, are selected annually by the Compensation Committee to earn a cash bonus based upon the Company’s after-tax profitability. This plan requires that a specific after-tax return on beginning-of-year equity be achieved, after which bonuses may be paid out. The available bonus pool is calculated on earnings in excess of the base level. Once the total bonus pool is calculated, the Compensation Committee distributes bonuses to participants in the plan in accordance with pre-determined percentages as set annually. The determination of the bonus level awarded to the Chief Executive Officer is made in the same manner as that of other executive officers.
Equity Compensation Program
     The Company’s stock option program is intended to motivate executive officers and other key employees of the Company by providing long-term incentives to these individuals, in a manner that is consistent with shareholder interests. Stock options are generally granted annually, with an exercise price equal to the fair market value of the Company’s common stock on the grant date. The number of options granted to a recipient is determined using various factors such as long-term incentives granted to executive officers in companies of comparable size and the Committee’s evaluation of the individual recipient’s contribution to the Company. To encourage long-term performance, options generally vest over a four-year period.
     The Compensation Committee also recognizes that, in order to attract and retain the highest quality executive officers, their compensation programs must be competitive in relation to compensation programs of other companies in similar industries and in comparable geographic areas. Accordingly, the Compensation Committee periodically reviews the executive compensation paid by these other companies and local and national survey data. In addition, the Company may use the services of independent compensation and benefits consulting firms to provide analysis and recommendations for competitive pay levels and programs.
     In fiscal year 2006, the Compensation Committee increased the base salary levels of its five executive officers, other than its Chief Executive Officer, by an average of 10%. Based on the Company’s performance during fiscal 2006, the Compensation Committee did not award cash bonuses to these individuals during fiscal 2006.
Compensation of Chief Executive Officer
     During fiscal 2006, the base salary of Mr. Stone, the Chief Executive Officer of the Company, was not increased. In fiscal 2006, Mr. Stone was not granted any options to purchase shares of the Company’s common stock.

     Mr. Stone’s base salary was not solely related to specific measures of corporate performance. His tenure of service and his then-current job responsibilities, as well as the relative salaries of his peers in the industries in which the Company competes, were also used to determine his base salary.
Deductibility of Compensation
     Compensation in excess of $1 million per year by any of the Company’s five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company’s stock incentive plans used to compensate executive officers have complied, and are intended to continue to comply, with the requirements of Section 162(m).
1995 and 2001 Stock Option and Restricted Stock Plan
     The Company’s Board of Directors adopted the 1995 and the 2001 Stock Option and Restricted Stock Plans (the “Plans”) to attract, motivate and retain qualified employees. The Board of Directors, which administers the Plans, delegated to the Compensation Committee its power to determine which employees should be awarded stock options or restricted stock pursuant to the Plans. From time to time, the Chief Executive Officer will recommend to the Compensation Committee individuals he believes should receive an option or grant, and, with respect to any recommended option, whether the option should be a qualified or nonqualified. The Compensation Committee will consider, but need not accept, the Chief Executive Officer’s recommendations.
     Under the terms of the Plans, options or grants up to an aggregate of 490,000 shares of Common Stock may be granted to employees and non-employee directors. The Compensation Committee will determine the number and the exercise price of the options, and the time or times that the options become exercisable, provided that an option exercise price may not be less than the fair market value of our Common Stock on the date of grant. The Compensation Committee will also determine the term of an option, provided that the term of a qualified option may not exceed 10 years. The Compensation Committee may grant shares of restricted stock without requiring the payment of cash consideration for the shares. As of June 30, 2006, there were 118,025 shares of common stock available for grant under the Plans.
     This report is submitted by the members of the Compensation Committee of the Board.
Members of the Compensation Committee
Joseph V. Mariner, Jr., Chairman
Kenneth R. Hanks
Bernard S. Lee
R. Clayton Mulford
Howard G. Westerman, Jr.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The table below discloses compensation received by our Chief Executive Officer during fiscal year 2006 and the four other most highly paid executive officers for each of the last three fiscal years. The individuals are referred to collectively as our “named executive officers.”
     Sherrill Stone served as our Chairman, President and Chief Executive Officer during fiscal year 2006 until his retirement on June 30, 2006. Mr. Stone continues to serve as Chairman of the Board of Directors. Mr. Burlage was appointed as the Company’s President and Chief Executive Officer effective as of June 30, 2006.

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
	Fiscal				Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Other (2)	Awards (3)	Options	Payouts	Compensation (4)
Sherrill Stone	2006	$275,000	$—	$—	$—	—	$—	$455,928
Chairman (former President	2005	275,000	—	—	—	5,000	—	9,310
and Chief Executive Officer)	2004	262,656	11,465	—	—	10,000	—	9,063

Peter J. Burlage	2006	167,692	—	—	170,600	3,000	—	3,607
President and Chief Executive	2005	137,308	—	—	—	3,000	—	2,933
Officer	2004	123,891	8,280	—	—	4,000	—	2,636

G. Darwyn Cornwell	2006	140,192	—	—	—	2,000	—	4,071
Vice President	2005	134,615	—	—	—	3,000	—	3,887
Operations	2004	99,725	5,733	—	—	4,000	—	2,867

Henry G. Schopfer, III	2006	147,100	—	—	—	4,000	—	3,234
Chief Financial Officer (5)

David Taylor	2006	140,192	—	—	—	2,000	—	2,996
Vice President	2005	137,308	—	—	—	3,000	—	2,924
Separation Filtration Systems	2004	123,891	8,280	—	—	4,000	—	2,626

(1)	Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2)	Perquisites and other personal benefits received by our named executive officers in fiscal years 2006, 2005 and 2004 are not included in the Summary Compensation Table because the aggregate amount of this compensation did not meet disclosure thresholds established under the SEC’s regulations.

(3)	As of June 30, 2006, Mr. Burlage held 10,000 shares of restricted stock with an aggregate value on that date of $239,500. These shares were granted to Mr. Burlage on November 7, 2005. These shares of restricted stock vest with respect to 25% of the shares on each of the first four anniversaries of the grant date. Mr. Burlage will be entitled to receive dividends, if any, on these shares of restricted stock.

(4)	Amounts reported for fiscal year 2006 consist of: (a) $412,500 paid to Mr. Stone in fiscal year 2006 in connection with his retirement on June 30, 2006 pursuant to the terms of his employment agreement with the Company; (b) $31,731 paid to Mr. Stone for unused vacation benefits in connection with his retirement; (c) 401(k) plan matching contributions for Mr. Stone ($6,135), Mr. Burlage ($3,188), Mr. Cornwell ($2,804), Mr. Schopfer ($1,920) and Mr. Taylor ($2,804); and

(d) cost of premiums for group life insurance in excess of $50,000 for Mr. Stone ($5,562), Mr. Burlage ($419), Mr. Cornwell ($1,267), Mr. Schopfer ($1,314) and Mr. Taylor ($192).

(5)	Mr. Schopfer joined the Company in October 2005.
Option Grants in Last Fiscal Year
     The following table sets forth certain information concerning stock option grants made to the named executive officers during the fiscal year ended June 30, 2006:

	Individual Grants
		% of Total
	Number of	Options			Potential Realizable Value
	Securities	Granted to			at Assumed Annual Rates of
	Underlying	Employees in	Exercise		Stock Appreciation
	Options	Fiscal Year	Price Per	Expiration	for Option Term (1)
Name	Granted (2)	2006 (3)	Share	Date	5%	10%
Sherrill Stone	—	0.00%	$—	N/A	$—	$—
Peter J. Burlage	3,000	16.67%	18.39	1/11/2016	34,696	87,927
G. Darwyn Cornwell	2,000	11.11%	18.39	1/11/2016	23,131	58,618
Henry G. Schopfer, III	4,000	22.22%	18.39	1/11/2016	46,261	117,236
David Taylor	2,000	11.11%	18.39	1/11/2016	23,131	58,618

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Potential realizable value is determined by multiplying the per share market value of the Company common stock as of the date of the grant, which is equal to the per share exercise price of the option, and the sum of one plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option), subtracting the exercise price per share from the product, and multiplying the remainder by the number of securities underlying the grant at fiscal year end.

(2)	The options vest with respect to 25% of the option shares on each of the first four anniversaries of the grant date.

(3)	Options to purchase a total of 18,000 shares of common stock were granted to employees in fiscal year 2006.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     For each of the named executive officers, the following table shows stock options exercised during fiscal year 2006 and the value of unexercised stock options as of June 30, 2006.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-the-Money Options
	Acquired on	Value	at June 30, 2006		at June 30, 2006 (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Sherrill Stone	51,000	$677,269	32,000	—	$328,213	$—
Peter J. Burlage	—	—	10,750	7,250	118,043	60,518
G. Darwyn Cornwell	—	—	2,750	6,250	29,693	54,958
Henry G. Schopfer, III	—	—	—	4,000	—	22,240
David Taylor	—	—	8,250	6,250	73,949	54,958

(1)	Based on the difference between the market price of the Company’s common stock on the date of exercise and the relevant exercise price.

(2)	The valuation of the options at June 30, 2006 is based upon a market value per share of $23.95, the closing price of the Company’s common stock on June 30, 2006.
Employment and Consulting Agreements
     Employment Agreements. We have entered into a three-year employment agreement with each of Mr. Burlage, Mr. Cornwell and Mr. Taylor. Mr. Burlage’s agreement expires on October 31, 2008, Mr. Cornwell’s agreement expires on July 1, 2007 and Mr. Taylor’s agreement expires on October 31, 2006. Pursuant to the terms of the employment agreements, each executive officer has agreed not to compete with the Company during his employment and for one year following termination of his employment. Each executive officer is bound by confidentiality, nondisparagement and conflict of interest provisions.
     The Company may terminate any of these executive officers for “cause” or without “cause” at any time. If one of the executive officers is terminated without “cause,” the terminated executive officer is entitled to a severance payment equal to (i) 75% of his current annual base salary (or, in the case of Mr. Burlage, 100%), less (ii) the amount of his annual base salary paid from the date of notice of termination to the effective date of his termination. Each executive officer may terminate his employment at any time, upon 30 days notice. In the event voluntary termination is due to (i) a material adverse change in position, (ii) a material adverse change in the method of calculating annual bonus, but not the amount, or a significant reduction in the scope or value in the aggregate of monetary or non-monetary benefits, (iii) a determination, in good faith, by the executive officer that due to changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform, his job, or (iv) relocation outside the Dallas-Fort Worth metropolitan area, then the Company would be required to pay the terminated executive officer a lump sum payment equal to (1) 25% of his current annual base salary (or, in the case of Mr. Burlage, 50%), less (2) amount of his annual base salary paid from the date of notice of termination to the effective date of his termination, plus (3) pro-rata portion of his annual incentive bonus. If the voluntary termination is the result of any other event or circumstance, the terminated executive officer will not be entitled to receive a severance payment.

     Consulting Agreement. In connection with Mr. Stone’s retirement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mr. Stone on June 29, 2006. Pursuant to the consulting agreement, Mr. Stone will provide consulting services to the Company for a one-year period. Mr. Stone will receive an annual fee of $150,000 for his services, payable in bi-weekly installments over the term of the consulting agreement.
     Pursuant to the terms of the employment agreement between the Company and Mr. Stone in effect on the date of Mr. Stone’s retirement from the Company, Mr. Stone agreed not to compete with the Company through June 30, 2007.
Certain Relationships and Related Transactions
     The Company entered into a consulting agreement with Sherrill Stone, our Chairman of the Board, on June 29, 2006. For additional information regarding the Mr. Stone’s consulting agreement, see “—Employment and Consulting Agreements—Consulting Agreement” above.
     R. Clayton Mulford, one of our directors, is a partner in the Dallas, Texas office of the law firm of Jones Day. Jones Day provides legal services to the Company.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth aggregate information regarding our equity compensation plans in effect as of June 30, 2006.

Number of shares
	Number		of common stock
	of securities		available for
	to be issued	Weighted-average	future issuances
	upon exercise of	exercise price of	under equity
Plan Category	outstanding options	outstanding options	compensation plans
Equity compensation plans approved by security holders (1)	143,650	$14.02	118,025
Equity compensation plans not approved by security holders	—	—	—

Total	143,650	$14.02	118,025

(1)	Includes the Company’s 1995 Stock Option and Restricted Stock Plan and 2001 Stock Option and Restricted Stock Plan.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
     The tables below set forth information regarding the beneficial ownership of our common stock as of October 18, 2006 (unless otherwise noted) for:
•	each of our directors;

•	each of the named executive officers;

•	all of our directors and executive officers as a group; and

•	each beneficial owner of more than 5% of our outstanding common stock.
     The tables below list the number of shares and percentage of shares beneficially owned based on 3,161,209 shares of common stock outstanding as of October 18, 2006. Each share of common stock is entitled to one vote. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them.
Directors and Named Executive Officers

	Number	Percentage of
Name of Beneficial Owner	of Shares (1)	Outstanding Shares
Sherrill Stone (2)	47,716	1.5%
Peter J. Burlage (3)	21,750	*
Kenneth R. Hanks	—	*
Bernard S. Lee	12,400	*
Joseph V. Mariner, Jr.	—	*
R. Clayton Mulford	—	*
Howard G. Westerman, Jr.	—	*
G. Darwyn Cornwell (4)	4,750	*
Henry G. Schopfer	—	*
David Taylor	9,250	*
All directors and executive officers as a group (11 persons)	96,616	3.0%

*	Less than 1%.

(1)	Includes shares of Company common stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days after October 18, 2006 as follows: Mr. Burlage (11,750 shares), Dr. Lee (5,000 shares), Mr. Cornwell (3,750 shares), Mr. Taylor (9,250 shares), and all directors and executive officers as a group (30,500 shares).

(2)	Does not include 300 shares owned of record by Jo Ann Stone, Mr. Stone’s spouse. Mr. Stone disclaims any beneficial interest in the shares owned of record by Mrs. Stone.
(3)	Includes 10,000 shares of restricted stock for which Mr. Burlage has sole voting power, but no dispositive power.
(4)	Does not include 1,000 shares owned of record by Linda Cornwell, Mr. Cornwell’s wife. Mr. Cornwell disclaims any beneficial interest in the shares owned of record by Mrs. Cornwell.
Five Percent Holders
     The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the Securities and Exchange Commission by such person or entity, except that percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the number of shares of common stock outstanding on October 13, 2006.

		Percentage of
	Number	Outstanding
Name of Beneficial Owner	of Shares	Shares
Brown Advisory Holdings Incorporated (1)	561,956	17.8%
Royce & Associates (2)	410,500	13.0%

(1)	According to a Schedule 13G/A filed by Brown Advisory Holdings Incorporated (“BAHI”), BAHI, in its capacity as a parent holding company, has shared dispositive power, but no voting power over 561,956 shares of common stock owned by clients of Brown Advisory Securities, LLC. The address for BAHI is 901 South Bond Street, Baltimore, Maryland 21231.

(2)	According to a Schedule 13G/A filed by Royce & Associates, LLC (“R&A”) on January 31, 2006, R&A has sole dispositive and voting power over 410,500 shares of common stock. The address for R&A is 1414 Avenue of the Americas, New York, New York 10019.

AUDIT COMMITTEE REPORT
     The Audit Committee operates under a written charter adopted by the Board of Directors. In carrying out its responsibilities, the Audit Committee, among other things:
•	monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;

•	appoints, compensates and oversees the Company’s independent registered public accounting firm, including reviewing the independence of the independent registered public accounting firm;

•	reviews and approves all audit and non-audit services;

•	oversees the Company’s compliance with legal and regulatory requirements.
     The Audit Committee held six meetings during fiscal 2006, with all members in attendance at all meetings. Two current members of the Audit Committee, Kenneth R. Hanks and Howard G. Westerman, Jr., joined the Audit Committee in July 2006 and as a result did not attend any Audit Committee meetings during fiscal 2006. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm, which are held outside the presence of the Company’s management.
     In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements of the Company for the 2006 fiscal year and met and held discussions with management, Grant Thornton LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm has represented to the Audit Committee that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards.
     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent registered public accounting firm also provided the Audit Committee with written disclosures and the letter required by the Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent registered public accounting firm its independence.
     Based on the Audit Committee’s discussions with management and the independent registered public accounting firm as described above, and upon its review of the representations of management and the independent registered public accounting firm and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission.
Members of the Audit Committee
Bernard S. Lee — Chairman
Kenneth R. Hanks
Joseph V. Mariner, Jr.
Howard G. Westerman, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Selection
     Grant Thornton LLP has served as the Company’s independent registered public accounting firm since its initial appointment in 1967. The Board has ratified the selection by the Audit Committee of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2007. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
     The following table presents fees for audit services rendered by Grant Thornton for the audit of the Company’s annual financial statements for 2006 and 2005, and fees billed for other services rendered by Grant Thornton.

	2006	2005
Audit Fees (1)	$172,372	$158,618
Audit-Related Fees	—	—
Tax Fees (2)	33,753	29,417
All Other Fees (3)	200,757	53,000

(1)	“Audit Fees” consist principally of fees for the audit of our consolidated annual financial statements, a statutory audit of our UK subsidiary and review of our consolidated interim financial statements and related filings.

(2)	“Tax Fees” consist primarily of preparation and review of corporate tax returns and other general tax consultation.

(3)	“All Other Fees” consist principally of fees for evaluation of the deficiencies in our internal controls over financial reporting as they relate to our administration of contracts in 2005 and a one time charge for a special project in 2006.
Pre-Approval Policies and Procedures
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules).

STOCK PERFORMANCE GRAPH
     The following graph compares the cumulative total shareholder return over a five-year period, assuming $100 invested at the market close on June 29, 2001 in each of (1) the Company’s common stock, (2) the Dow Jones Industrial Average and (3) a peer group consisting of manufacturers in the industrial sector providing industrial and commercial services to other commercial enterprises. Total shareholder return is based on the increase in the price of our common stock with dividends reinvested. The stock price performance depicted below is not necessarily indicative of future price performance.

Cumulative Total Return Analysis	June 2001	June 2002	June 2003	June 2004	June 2005	June 2006
PEERLESS MFG. CO.	$100.00	$95.50	$62.08	$66.57	$81.46	$134.55
DOW JONES US INDUSTRIAL AVERAGE	100.00	89.69	89.26	105.88	106.58	118.40
DOW JONES US DIVERSIFIED INDUSTRIALS	100.00	65.90	66.95	86.56	89.48	91.51

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our common stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of the reports furnished to us, we believe our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements during the year ended June 30, 2006, except that Mr. Schopfer’s Form 3 was accepted for filing after the applicable due date.
SHAREHOLDER PROPOSALS FOR
2007 ANNUAL MEETING OF SHAREHOLDERS
     If you would like to include a proposal in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders, the proposal must be delivered in writing to the Company’s Secretary at 2819 Walnut Hill Lane, Dallas, Texas 75229 no later than June 27, 2007, and otherwise comply with all requirements of the Securities and Exchange Commission for shareholder proposals.
     In addition, the Company’s Bylaws provide that any shareholder who desires to bring any business (including a nomination for the election to the board of directors) before an annual meeting must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be received by the Company at the above address not less than 120 nor more than 150 calendar days before the first anniversary of the date of the Company’s proxy statement for the prior year’s annual meeting. To be timely, a notice to bring a proposal before the 2007 Annual Meeting of Shareholders must be received by the Company no earlier than May 28, 2007 and no later than June 27, 2007. The notice must describe the shareholder proposal and provide certain other information required by the Company’s Bylaws.
OTHER MATTERS
     As of the date of this proxy statement, the Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,
/s/ Katherine S. Frazier
Katherine S. Frazier
Secretary

Dallas, Texas
October 25, 2006

PEERLESS MFG. CO.
PROXY
ANNUAL MEETING OF SHAREHOLDERS
November 16, 2006
The undersigned shareholder of Peerless Mfg. Co. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board, and Katherine S. Frazier, Secretary, Treasury and Controller, as his, her or its proxy, with full power of substitution and re-substitution, to attend the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Thursday, November 16, 2006, at 2819 Walnut Hill Lane, Dallas, Texas 75229, and any adjournment or postponement thereof, with full power to vote and act for the undersigned, in his, her or its name, and to vote all Common Stock of the Company held by him, her or its, to the same extent and with the same effect as the undersigned, in the manner specified below and in the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated October 25, 2006, and in their discretion, on any other matters that may come before the Annual Meeting. The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and the Annual Report, each of which has been furnished herewith. The undersigned hereby revokes any other proxy previously given by him, her or it.
IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.
PLEASE MARK YOUR VOTE LIKE THIS. ☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.
1. ELECTION OF DIRECTORS:
PETER J. BURLAGE
KENNETH R. HANKS
SHERRILL STONE
HOWARD G. WESTERMAN, JR.
☐ FOR
☐ WITHHOLD
☐ WITHHOLD Authority To Vote For Individual Nominee Listed Below.
To withhold authority to vote for any individual nominee, write the nominee’s name below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP
      ☐ FOR       ☐ AGAINST       ☐ ABSTAIN
THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2.
Signature: __________________________       Dated: _________________, 2006
Signature: __________________________       Dated: _________________, 2006
This proxy should be signed EXACTLY as your name(s) appear on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.